As filed with the Securities and Exchange Commission on May 21, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2691170
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

1601 Market Street

Philadelphia, Pennsylvania 19103

(Address of Principal Executive Offices)

Radian Group Inc.

Amended and Restated 2008 Equity Compensation Plan

(Full title of the plan)

Edward J. Hoffman

General Counsel and Corporate Secretary

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

(Name and address of agent for service)

(215) 231-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.001 per share	800,000(2)	$9.74(3)	$7,788,000(3)	$555.28(4)

(1)	Includes Preferred Stock Purchase Rights attached thereto, for which no separate fee is payable pursuant to Rule 457(i).
(2)	This Registration Statement covers shares of Common Stock of Radian Group Inc. (“Common Stock”) which may be offered or sold pursuant to the Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan. This Registration Statement shall also cover any additional shares of Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416(c) under the Securities Act of 1933.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of shares of Common Stock on May 18, 2010, as reported on the New York Stock Exchange.
(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .00007130.

EXPLANATORY NOTE UNDER GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register 800,000 additional shares of our Common Stock issuable pursuant to the provisions of our Amended and Restated 2008 Equity Compensation Plan (the “Plan”). The earlier registration statements that we filed with the Securities and Exchange Commission (the “SEC”) on June 26, 2009 (File No. 333-160266) and on July 30, 2008 (File No. 333-152624) relating to the Plan are incorporated by reference into this Registration Statement. This incorporation is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents, which have been filed by the Registrant with the SEC, are hereby incorporated by reference in this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 3, 2010;

(b)	The information specifically incorporated by reference into Registrant’s Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2010;

(c)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 4, 2010;

(d)	Registrant’s Current Reports on Form 8-K dated February 12, 2010, April 30, 2010, May 3, 2010, May 4, 2010, May 5, 2010 and May 12, 2010 and filed, respectively, on February 17, 2010, May 4, 2010, May 4, 2010, May 4, 2010, May 6, 2010 and May 18, 2010;

(e)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on August 12, 2004 (including any and all amendments or reports filed for the purpose of updating such description); and

(f)	The description of Registrant’s preferred share purchase rights set forth in Registrant’s Registration Statement on Form 8-A filed on October 13, 2009 and as amended on Form 8-A/A filed on May 4, 2010 (including any and all amendments and reports filed for the purpose of updating that description).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Unless expressly incorporated into this Registration Statement, each section or exhibit furnished on a Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as specifically set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents described above, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests for copies should be addressed to:

Radian Group Inc.

1601 Market Street

Philadelphia, PA 19103

Attention: Investor Relations

Telephone: (215) 231-1000

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Seventh of the Registrant’s amended and restated certificate of incorporation provides that the personal liability of the Registrant’s directors is eliminated to the fullest extent permitted by the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VII of the Registrant’s bylaws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer or other authorized representative of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VII also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. Article VII further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL. Section 145 also provides that the aforesaid power to indemnify directors and officers may not be impaired by an amendment to the provision after the occurrence of the act or omission that is the subject of an action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of the act or omission explicitly authorizes the impairment.

The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Exhibit

3.1(A)	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 11, 2004, and filed on May 12, 2004).

3.1(B)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 22, 2008, and filed on May 29, 2008).

3.1(C)	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 9, 2009, and filed October 13, 2009).

3.1(D)	Second Amendment to Amended and Restated Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 12, 2010 and filed on May 18, 2010).

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2(i) to the Registrant’s Current Report on Form 8-K dated April 30, 2010, and filed on May 4, 2010).

4.1	Specimen certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 1-11356) for the year ended December 31, 1999).

4.2	Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010, between Radian Group Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 12, 2010 and filed on February 17, 2010).

4.3	First Amendment to the Amended and Restated Tax Benefit Preservation Plan, dated as of May 3, 2010, between Radian Group Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 3, 2010 and filed on May 4, 2010).

*5.1	Opinion of Posternak Blankstein & Lund LLP.

*10.1	Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1).

*24.1	Power of Attorney (included with signature page).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs ( a) (1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on May 21, 2010.

RADIAN GROUP INC.

By:	/s/ Sanford A. Ibrahim
Name:	Sanford A. Ibrahim
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Each person, in so signing, also hereby makes, constitutes and appoints Sanford A. Ibrahim and Edward J. Hoffman, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Sanford A. Ibrahim Sanford A. Ibrahim	Chief Executive Officer (Principal Executive Officer) and Director	May 21, 2010

/s/ C. Robert Quint C. Robert Quint	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 21, 2010

/s/ Catherine M. Jackson Catherine M. Jackson	Senior Vice President, Controller (Principal Accounting Officer)	May 21, 2010

/s/ Herbert Wender Herbert Wender	Non-Executive Chairman of the Board	May 21, 2010

/s/ David C. Carney David C. Carney	Director	May 21, 2010

/s/ Howard B. Culang Howard B. Culang	Director	May 21, 2010

/s/ Stephen T. Hopkins Stephen T. Hopkins	Director	May 21, 2010

/s/ James W. Jennings James W. Jennings	Director	May 21, 2010

/s/ Ronald W. Moore Ronald W. Moore	Director	May 21, 2010

/s/ Jan Nicholson Jan Nicholson	Director	May 21, 2010

/s/ Robert W. Richards Robert W. Richards	Director	May 21, 2010

/s/ Anthony W. Schweiger Anthony W. Schweiger	Director	May 21, 2010

RADIAN GROUP INC.

INDEX TO EXHIBITS

Exhibit Number	Exhibit

3.1(A)	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 11, 2004, and filed on May 12, 2004).

3.1(B)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 22, 2008, and filed on May 29, 2008).

3.1(C)	Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 9, 2009, and filed October 13, 2009).

3.1(D)	Second Amendment to Amended and Restated Certificate of Incorporation of Radian Group Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 12, 2010 and filed on May 18, 2010).

3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2(i) to the Registrant’s Current Report on Form 8-K dated April 30, 2010, and filed on May 4, 2010).

4.1	Specimen certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 1-11356) for the year ended December 31, 1999).

4.2	Amended and Restated Tax Benefit Preservation Plan, dated as of February 12, 2010, between Radian Group Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated February 12, 2010 and filed on February 17, 2010).

4.3	First Amendment to the Amended and Restated Tax Benefit Preservation Plan, dated as of May 3, 2010, between Radian Group Inc. and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated May 3, 2010 and filed on May 4, 2010).

*5.1	Opinion of Posternak Blankstein & Lund LLP.

*10.1	Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1).

*24.1	Power of Attorney (included with signature page).

*	Filed herewith.